Exhibit 99.1

   BJ's Restaurants, Inc. Donates $250,000 to the Cystic Fibrosis Foundation

    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Jan. 16, 2007--BJ's Restaurants, Inc. (Nasdaq:BJRI), a long time supporter of the Cystic Fibrosis (CF) Foundation, today donated $250,000 to that foundation from the Company's 2006 Cookies for Kids program. This program calls for the Company to donate a portion of the sale of every signature Pizookie(R) dessert to the CF Foundation. Throughout 2006, the Company also donated an additional $150,000 to the CF Foundation from grand opening events for new BJ's Restaurants and from other fundraising campaigns.

    "BJ's Restaurants is proud to continue its long-standing commitment to support charitable and humanistic programs that benefit the communities and constituencies that support our restaurants," said Jerry Deitchle, President and CEO. "For many years, BJ's has joined in the struggle to fight and eliminate cystic fibrosis through our Cookies for Kids program. On behalf of the 6,500 team members at our Company, BJ's is very proud to present our 2006 Cookies for Kids donation today."

    "I'm overwhelmed by the generosity of BJ's Restaurants, and amazed by the powerful display of support from their patrons and team members. The $400,000 raised in 2006 makes a significant contribution to our mission of finding a cure for cystic fibrosis," said Gary Green, Director of Corporate Development for the Cystic Fibrosis Foundation.

    BJ's Restaurants, Inc. currently owns and operates 55 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates 11 microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (35), Texas (8), Arizona (4), Colorado (3), Oregon (3) and Nevada (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at http://www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 35 of our current 55 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    For further information, please contact Rob DeLiema, President of the BJ's Restaurants Foundation, Phone: (714) 848-3747, ext. 224,
E-mail: rdeliema@bjsrestaurants.com.

    CONTACT: BJ's Restaurants, Inc.
             Rob DeLiema, President of the BJ's Restaurants Foundation 714-848-3747, ext. 224
             rdeliema@bjsrestaurants.com